UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2007 (December 11, 2007)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Base Salaries

On December 11, 2007, the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the following 2008 base salaries, which will become effective as of January 1, 2008, for the Company’s named executive officers (the “Named Executive Officers”): Mark C. Rohr, President and Chief Executive Officer ($900,000); John M. Steitz, Executive Vice President and Chief Operating Officer ($500,000); Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer ($420,000); Luther C. Kissam, IV, Senior Vice President, General Counsel and Secretary ($400,000); and William M. Gottwald, Chairman of the Board ($330,000).

2008 Incentive Plan Target Bonuses

On December 11, 2007, the Committee approved the 2008 target percentages for the executive officers of the Company, pursuant to the Company’s 2003 Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, each of the Named Executive Officers is eligible to receive an annual cash incentive payment of 0 to two times a target percentage of their respective base salaries if certain criteria to be established by the Committee are met for 2008. The target percentages of base salary are as follows: Mark C. Rohr (100%); John M. Steitz (70%); Richard J. Diemer, Jr. (60%); and Luther C. Kissam, IV (70%).

The Incentive Plan also contemplates the possibility of the payment of additional discretionary incentives to the Named Executive Officers, but only in the event that individual’s performance merits consideration of such additional incentives. Any incentive payments earned under the Incentive Plan for 2008 will be paid in the first quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and Secretary

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